                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Markland Technologies, Inc. and Subsidiaries (the "Company"), of our report dated September 15, 2003, which report includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern, appearing in the Company's Annual Report on Form 10-KSB/A for the year ended June 30, 2004, filed on October 20, 2004. We also consent to the reference to our firm under the caption "Experts".

/s/ Marcum & Kliegman LLP
--------------------------
Marcum & Kliegman LLP
New York, New York
April 21, 2005